                                                                     EXHIBIT 3.1



                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                       SMITH GARDNER AND ASSOCIATES, INC.


                    Original Articles of Incorporation filed
                     with the Florida Department of State on
                                December 8, 1988


         On December 15, 1994, the Board of Directors and the shareholders of Smith Gardner and Associates, Inc., duly adopted the following Amended and Restated Articles of Incorporation pursuant to the provisions of Sections 607.0704, 607.1003 and 607.1007 of the Florida Business Corporation Act:

                                    ARTICLE I

                                      NAME

         The name of the Corporation is Smith-Gardner & Associates, Inc. (hereinafter called the "CORPORATION").

                                   ARTICLE II

                                PRINCIPAL OFFICE

         The address of the principal office and the mailing address of the Corporation is 1615 South Congress Street, Delray Beach, Florida 33445.

                                  ARTICLE III

                                 CAPITAL STOCK

         The aggregate number of shares of all classes of capital stock that this Corporation shall have authority to issue is thirty million (30,000,000), consisting of (i) twenty-five million (25,000,000) shares of common stock, par value $0.01 per share (the "COMMON STOCK") and (ii) five million (5,000,000) shares of preferred stock, par value $0.01 per share (the "PREFERRED STOCK").

         The designations and the preferences, limitations and relative rights of the Common Stock and the Preferred Stock of the Corporation are as follows:


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A.       PROVISIONS RELATING TO THE COMMON STOCK

         1. VOTING RIGHTS.

                  (a) Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided in Section B of this Article III all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

                  (b) The holders of the Common Stock shall be entitled to one vote per share on all matters submitted to a vote of shareholders, including, without limitation, the election of directors.

         2. DIVIDENDS. Except as otherwise provided by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided in Section B of this Article III, the holders of the Common Stock shall be entitled to receive when, as and if provided by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

         3. LIQUIDATING DISTRIBUTIONS. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after payment or provision for payment of the debts and other liabilities of the Corporation, and except as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided in Section B of this Article III, the remaining assets of the Corporation shall be distributed pro-rata to the holders of the Common Stock.

B.       PROVISIONS RELATING TO THE PREFERRED STOCK

         1. GENERAL. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences, rights, qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

         2. PREFERENCES. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                  (a) whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;


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                  (b) the number of shares to constitute the class or series and the designations thereof;

                  (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof if any, with respect to any class or series;

                  (d) whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                  (e) whether or not the shares of a class or series shall be subject to the operation of retirement of sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                  (f) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                  (g) the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                  (h) whether or not and the circumstances under which the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                  (i) such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable.

         The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such class or series unissued shares of the

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Preferred Stock designated for such class or series and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred
Stock.

C. SHARE RECLASSIFICATION.

         On the date of filing of these Amended and Restated Articles of Incorporation with the Department of State of the State of Florida, each issued and outstanding share of the Corporation's previously authorized common stock, par value $1.00 per share (the "OLD COMMON STOCK"), shall thereby and thereupon be classified and converted into ten thousand (10,000) validly issued, fully paid and nonassessable shares of Common Stock reflecting a conversion ratio of 10,000:1. Each certificate that heretofore represented shares of Old Common Stock shall now represent the number of shares of Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted; PROVIDED, HOWEVER, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of each such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Common Stock to which such person is entitled.

                                   ARTICLE IV
                                   DIRECTORS

         The Board of Directors of the Corporation shall consist of at least one Director, with the exact number of Directors to be fixed from time to time in the manner provided in the Company's Bylaws.

                                    ARTICLE V
                     REGISTERED OFFICE AND REGISTERED AGENT

         The street address of the Corporation's registered office in the State of Florida is 1615 South Congress Street, Delray Beach, Florida 33445 and the name of its registered agent at such address is Wilburn W. Smith.

                                   ARTICLE VI
                                 INDEMNIFICATION

         This Corporation shall indemnify and shall advance expenses on behalf of its Officers and Directors to the fullest extent not prohibited by law either now or hereafter.





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         IN WITNESS WHEREOF, the undersigned has executed these Amended and
Restated Articles of Incorporation this 15th day of December, 1994.

                                        SMITH GARDNER AND ASSOCIATES, INC




                                        /s/ Wilburn W. Smith
                                        --------------------------------------
                                        Wilburn W. Smith, President































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                 ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT

         The undersigned, having been named the Registered Agent of SMITH-GARDNER & ASSOCIATES, INC., hereby accepts such designation and is familiar with, and accepts, the obligations of such position, as provided in Florida Statutes SECTION 607.0505.



                                   /s/ Wilburn W. Smith
                                   ----------------------------------
                                   WILBURN W. SMITH, Registered Agent

                                        Dated: December 15, 1994.










































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




                                   CERTIFICATE
                                     OF THE
                                    PRESIDENT
                                       OF
                       SMITH GARDNER AND ASSOCIATES, INC.



         Pursuant to the provisions of Section 607.1007(4) of the Florida Business Corporation Act, the undersigned hereby certifies as follows:

         (a) The Amended and Restated Articles of Incorporation of Smith Gardner and Associates, Inc. (the "Corporation") attached hereto contain amendments to the Corporation's Articles of Incorporation that require shareholder approval.

         (b) The Corporation has one class of capital stock currently outstanding and the amendments set forth in the Corporation's Amended and Restated Articles of Incorporation were duly adopted by the holders of more than a majority of the Corporation's Common Stock, which is the Corporation's only outstanding capital stock, by written consent dated as of December 15, 1994, pursuant to Section 607.0704 of the Florida Business Corporation Act. The number of votes cast for the amendments by the holders of the Common Stock was sufficient for approval.

                                          SMITH GARDNER AND ASSOCIATES, INC.



                                          By: /s/ Wilburn W. Smith
                                              ---------------------------------
                                              Wilburn W. Smith, President

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                        SMITH-GARDNER & ASSOCIATES, INC.


         Pursuant to the provisions of Sections 607.1003, 607.0601 and 607.0602 of the Florida Business Corporation Act (the "Act"), the undersigned corporation has adopted the following Articles of Amendment to its Articles of
Incorporation:

         1. The name of the corporation is SMITH-GARDNER & ASSOCIATES, INC. (the "Corporation").

         2. Article III of the Corporation's Articles of Incorporation is hereby amended by the addition of Sections D and E as follows:

                  "D. CONVERTIBLE PREFERRED STOCK. Twenty-two Thousand Five Hundred Fifty Seven (22,557) of the Corporation's authorized Preferred Stock are hereby designated as "Redeemable Convertible Participating Preferred Stock" (hereinafter referred to as "Convertible Preferred Stock"), all of which shares shall rank equally and be identical in all respects. The relative rights, preferences, restrictions and other matters relating to the Convertible Preferred Stock are as follows:

                  1. DIVIDENDS.

                           (a) The holders of the Convertible Preferred Stock shall not be entitled to receive, and the Corporation shall be bound to pay, cumulative dividends in an amount per share determined by (i) accruing dividends at the per annum rate of $31.90 for each calendar year or portion thereof that any shares of the Convertible Preferred Stock are outstanding through November 30, 1999 and at the per annum rate of $15.95 from December 1, 1999 and through December 1, 2000, (ii) compounding such dividends on each calendar year end (or through any date on which such dividends are to be paid) at the rate of 6% per annum until paid, and (iii) reducing the product of clauses (i) and
         (ii) by the aggregate amount of dividends per share paid on each share of Convertible Preferred Stock under Section D.1(b) below. The accruing cumulative dividends provided for in this Section D.1(a) shall be paid in full upon any liquidation under Section D.2, any redemption under Section D.3 and any conversion under Section D.5.

                           (b) In addition to the accruing cumulative dividends provided for in Section D.1(a) above, the holders of the Convertible Preferred Stock shall also


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


         be entitled to receive, out of funds legally available therefor, dividends at the same rate as dividends, are paid with respect to the Common Stock (treating each share of Convertible Preferred Stock as being equal to the number of shares of Common Stock into which each such share of Convertible Preferred Stock could be converted pursuant to the provisions of Section D.5 hereof with such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

                  2. PREFERENCE ON LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Convertible Preferred Stock shall be entitled to (a) receive in cash and prior and in preference to any distribution of any assets, capital, surplus or earnings of the Corporation to the holder of any other capital stock of the corporation (other than the Redeemable Preferred Stock) the amount of any accumulated unpaid cumulative dividends under Section D.1(a) above; and (b) share in any distribution of any of the assets, capital, surplus or earnings of the Corporation ratably with the holders of the Common Stock of the Corporation (after the payment in full of the liquidation preference on the Redeemable Preferred Stock), based upon the amount which such Convertible Preferred Stock would have been entitled to receive in connection with such liquidation, dissolution or winding up if such share had been converted into Common Stock at the Conversion Price (as defined in Section D.5 below) in effect on such date, TOGETHER with an amount equal to all declared but unpaid dividends on the Convertible Preferred Stock as provided in Section D.1 above, if any.

                  3. REDEMPTION.

                           (a) At the election of the Corporation, the
            Corporation may redeem all, but not less than all, of the shares of Convertible Preferred Stock then outstanding at any time between December 1, 2000 and December 1, 2001, so long as: (i) the Corporation has not completed a public offering of its capital stock under the Securities Act of 1933, as amended, on or prior to such date; and (ii) the Redeemable Preferred Stock shall have been redeemed in full on or prior to such date. If the Corporation elects to redeem the Convertible Preferred Stock, it shall give written notice of such election at least 90 days prior to the date of redemption, together with the Corporation's estimate of the Fair Market Value of the Convertible Preferred Stock and the date of redemption, to the holders of the Convertible Preferred Stock and all shares of Convertible Preferred Stock will be redeemed on, or within 90 days after, the date specified for redemption in the Company's notice (the "Redemption Date") for a per share cash purchase price equal to the Fair Market Value (as determined in Section D.3(d) below) of the Convertible Preferred Stock plus any accumulated and unpaid dividends (the "Redemption Price"). On or after the Redemption Date, each holder of shares of Convertible Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price.

                  (b) From and after the Redemption Date, unless there shall have been a default in payment or tender by the Corporation of the Redemption Price, all rights of the holders with respect to such redeemed shares of Convertible Preferred Stock (except the right to receive the Redemption Price in accordance with the terms hereof upon surrender of their certificate) shall cease and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever; PROVIDED, HOWEVER, that the holders of the Convertible Preferred Stock shall, in the event of an offering by the Corporation of equity securities or securities convertible into or exchangeable for equity securities, a sale of all or any substantial portion of the assets or outstanding capital stock of the Corporation or a merger or consolidation of the Corporation with or into another corporation or entity, in any such case occurring within two years of the Redemption Date, be entitled upon the consummation of such transaction to receive the excess of: (i) the consideration which such holders would have been entitled to receive on their Convertible Preferred Stock had it been outstanding on such date or, in the event of a securities offering, been sold in such offering (in each case, on an as converted basis); over (ii) the aggregate Redemption Price previously received by such holders.

                  (c) If the funds of the Corporation legally available for redemption of shares of Convertible Preferred Stock on the Redemption Date are insufficient to redeem the total number of shares of Convertible Preferred Stock, the Corporation shall use those funds which are legally available to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed.
         At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Convertible Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on the Redemption Date but which it has not redeemed at the Redemption Price together with any accrued interest thereon as provided below. If any shares of Convertible Preferred Stock are not redeemed because the Corporation failed to pay or tender to pay the aggregate Redemption Price on all outstanding shares of Convertible Preferred Stock, all shares which have not been redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation shall pay interest on the unpaid portion of the Redemption Price for the unredeemed portion at a per annum rate equal to twenty percent (20%) or the maximum rate of interest permitted under applicable law, whichever is less.



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                  (d) If the holders of a majority in interest of the
         Convertible Preferred Stock do not object in writing to the Corporation's estimate of the Fair Market Value of the Convertible Preferred Stock within fifteen (15) days after receipt of the Corporation's written notice of redemption, such estimate shall be the Fair Market Value for purposes of determining the Redemption Price of the Convertible Preferred Stock. If the holders of the Convertible Preferred Stock do timely object to the Corporation's estimate of Fair Market Value, the Corporation and such holders shall seek for a ten
         (10) day period thereafter to negotiate the Fair Market Value in good faith. If the Corporation and the holders of a majority in interest of the Convertible Preferred Stock are unable to agree upon such Fair Market Value by the end of such period, each of the Corporation and the holders (acting by a majority in interest) shall, within ten (10) days thereafter, select an unaffiliated investment banking firm of nationally recognized standing in the software industry to appraise the Fair Market Value of the Convertible Preferred Stock. Each such firm will deliver its appraisal of the Fair Market Value within fifteen (15) days thereafter, and if the lower appraisal is at least 90% of the higher appraisal, the arithmetic mean of the two shall be the Fair Market Value. If the two appraisals vary by more than 10%, the two firms shall promptly select a third investment banking firm of nationally recognized standing in the software industry. Such third firm shall, within ten (10) days thereafter, deliver its appraisal of the Fair Market Value of the Convertible Preferred Stock, the two appraisals which are closest together in value shall be averaged and such amount shall be the Fair Market Value for purposes of determining the Redemption Price. The Fair Market Value of the Convertible Preferred Stock shall be determined: (i) without regard to the illiquid nature of such stock or for any discount attributable to the minority interest represented by such stock; (ii) with the Corporation valued as a going concern (including all net working capital); and (iii) on the basis of what a willing buyer would pay to a seller under no compunction to sell. All costs of the appraisals hereunder shall be borne by the Corporation.

                  4. VOTING. Except as otherwise provided herein or as required by law, the shares of the Convertible Preferred Stock shall be voted together with the Corporation's Common Stock as a single voting group at any annual or special meeting of the stockholders of the Corporation, or may act by written consent as a single voting group with the Corporation's Common Stock, and shall otherwise have the same voting rights of the Common Stock. Each share of Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock into which such share of Convertible Preferred Stock is then convertible.

                  5. CONVERSION RIGHTS. The holders of Convertible Preferred Stock shall have conversion rights as follows:


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





                  (a) VOLUNTARY CONVERSION. Each share of Convertible Preferred Stock shall be converted immediately upon the written election to so convert by holders of a majority in interest of the Convertible Preferred Stock into shares of Common Stock, initially at a conversion price equal to $5.32 per share of Common Stock, which price shall be adjusted as hereinafter provided (and, as so adjusted, is hereinafter sometimes referred to as the "Conversion Price"), with each share of Convertible Preferred Stock being valued for such purpose at $532.00. Shares of Convertible Preferred Stock shall, at the option of each holder, also be subject to conversion into Common Stock at the effective Conversion Price in connection with any exercise by the holders of some or all of the Convertible Preferred Stock of their rights under Section 9.3 of that certain Debenture Purchase Agreement dated December 19, 1994 by and among the holders of the Corporation's Convertible Debentures issued thereunder, the Corporation and the Founders (as defined therein) (the "Debenture Purchase Agreement"). If the holders of Convertible Preferred Stock elect to convert Convertible Preferred Stock at a time when there are any declared and unpaid dividends or other amounts due on such shares, such dividends shall be paid in full by the Corporation in connection with such conversion.


                  (b) AUTOMATIC CONVERSION. Each share of Convertible Preferred Stock outstanding shall automatically be converted into the number of shares of Common Stock into which such shares are convertible at the then effective Conversion Price immediately upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale of Common Stock of the Corporation to the public in which the proceeds received by the Corporation, net of underwriting discounts and commissions, equal or exceed $20,000,000 or such lesser amount as shall be mutually agreed to by the Company and the holders of the then outstanding Convertible Preferred Stock (a "Qualified Public Offering").

                  (c) CONVERSION PROCEDURES. Any holder of Convertible Preferred Stock desiring to convert such shares into shares of Common Stock and any holder of Convertible Preferred Stock whose shares are automatically converted into shares of Common Stock shall surrender the certificate or certificates representing the Convertible Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Convertible Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Convertible Preferred Stock by the Corporation, accompanied, in the case of a voluntary conversion, by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Convertible Preferred Stock to be converted,
(ii) the name or names in which such holder wishes the certificate or certificates for Common Stock and for any Convertible Preferred Stock not to be so converted to be issued, and (iii) the address to which such holder




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




wishes delivery to be made of such new certificates to be issued upon such conversion. Upon surrender of a certificate representing Convertible Preferred Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holders designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing Convertible Preferred Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holders designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of Convertible Preferred Stock which shall not have been converted.

                  (d) EFFECTIVE DATE OF CONVERSION. The issuance by the Corporation of shares of Common Stock upon a conversion of Convertible
Preferred Stock into shares of Common Stock made at the option of the holder thereof pursuant to Section D.5(a) hereof shall be effective as of the date of the surrender of the certificate or certificates for the Convertible Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto). The issuance by the Corporation of shares of Common Stock upon a conversion of Convertible Preferred Stock into Common Stock pursuant to Section D.5(b) hereof shall be deemed to be effective simultaneously with the closing of the Qualified Public Offering. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock.

                  (e) FRACTIONAL SHARES. The Corporation shall not be obligated to deliver to holders of Convertible Preferred Stock any fractional share of Common Stock issuable upon any conversion of such Convertible Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

                  (f) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of Convertible Preferred Stock as herein provided, free from any preemptive rights or other obligations, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the Convertible Preferred Stock then outstanding. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental of regulatory permits or other authorizations as may be required by law in order to enable the Corporation lawfully to issue and deliver to each holder of record of Convertible Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all Convertible Preferred Stock then outstanding and convertible into shares of Common Stock.

                  (g) ADJUSTMENTS TO CONVERSION PRICE. The conversion price in effect from time to time shall be subject to adjustment from and after December 19, 1994 and through the earlier of (i) the consummation by the Corporation of a Qualified Public Offering and (ii) the effective date of the conversion of all of the then outstanding Convertible Preferred Stock and regardless of whether any shares of Convertible Preferred Stock are then issued and outstanding as follows:

                  (I) STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. Upon the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price shall, simultaneously with the happening of such dividend, subdivision or split be adjusted by multiplying the then effective Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section D.5(g)(I) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

                  (II) SALE OF COMMON STOCK. In the event the Corporation shall at any time, or from time to time, issue, sell or exchange any shares of Common Stock (including shares held in the Corporations treasury but excluding up to 395,722 shares of Common Stock issued to officers, directors, employees, consultants or agents of the Corporation or upon the exercise of options or other rights issued to such officers, directors, employees, consultants or agents (the "Excluded Shares")), for a consideration per share less than the Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares, then, and thereafter successively upon each such issuance, sale or exchange, the Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares shall forthwith be reduced to an amount determined by multiplying such Conversion Price by a fraction:

                       (A) the numerator of which shall be (i) the number of
              shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock options, warrants, rights or convertible securities (including

         Convertible Debentures)), plus (ii) the number of shares of Common Stock which the net Aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Conversion Price (prior to adjustment), and

                           (B) the denominator of which shall be (i) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or convertible securities (including the Convertible Debentures)), plus (ii) the number of such additional shares of Common Stock so issued.

         (III) SALE OF OPTIONS, RIGHTS OR CONVERTIBLE SECURITIES. In the event the Corporation shall at any time or from time to time, issue options, warrants or rights to subscribe for shares of Common Stock, (other than any options or. warrants for Excluded Shares), or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined by dividing the Net Aggregate Consideration (as determined below) by the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted to the fullest extent permitted by their terms) less than the Conversion Price in effect immediately prior to the issuance of such options or rights or convertible or exchangeable securities, the Conversion Price in effect immediately prior to the issuance of such options, warrants or rights or securities shall be reduced to an amount determined by multiplying such Conversion Price b a fraction:


                           (A) the numerator of which shall be (i) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or convertible securities (including the Convertible Debentures), plus (ii) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such options, warrants, rights or convertible securities plus the minimum amount set forth in the terms of such security as payable to the Corporation upon the exercise or conversion thereof (the "Net Aggregate Consideration") would purchase at the Conversion Price prior to adjustment, and

                           (B) the denominator of which shall be (i) the number
                  of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or convertible securities (including the Convertible Debentures)), plus (ii) the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted.

                  (IV) EXPIRATION OR CHANGE IN PRICE. If the consideration per share provided for in any options or rights to subscribe for shares of COMMON Stock or any securities exchangeable for or convertible into shares of Common Stock, changes at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such options or convertible securities provided for such changed consideration per share (determined as provided in Section D.5(g)(III) hereof), at the time initially granted, issued or sold; PROVIDED, that such adjustment of the Conversion Price will be made only as and to the extent that the Conversion Price effective upon such adjustment remains less than or equal to the Conversion Price that would be in effect if such options, rights or securities had not been issued. No adjustment of the Conversion Price shall be made under this Section D.5 upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if an adjustment shall previously have been made upon the issuance of such warrants, options or other rights. Any adjustment of the Conversion Price shall be disregarded if, as, and when the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or convertible securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Conversion Price in effect at the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to that Conversion Price had the expired or canceled warrants, options, rights or convertible securities not been issued.

                  (h) OTHER ADJUSTMENTS. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a non-cash dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Convertible Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Convertible Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date (as that term is hereafter defined), retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section D.5 as applied to such distributed securities.

         If the Common Stock issuable upon the conversion of the Convertible Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section D.5), then and in each such event the holder of each share of Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such' reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                  (i) MERGERS AND OTHER REORGANIZATIONS. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section D.5) or a merger or consolidation of the Corporation with or into another corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Convertible Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section D.5 (including without limitation provisions for adjustment of the Conversion Price and the number of shares purchasable upon conversion of the Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Convertible Preferred Stock.

                 (j) NOTICES. In each case of an adjustment or readjustment of the Conversion Price, the Corporation with furnish each holder of Convertible Preferred Stock or any Convertible Debentures with a certificate, prepared by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based; PROVIDED, HOWEVER, that the Corporation shall be entitled to deliver any such notices to the representative of the holders as set forth in
Section 14.6 of the Debenture Purchase Agreement.

                  6. RESTRICTIONS AND LIMITATIONS. So long as the Convertible Preferred Stock remains outstanding, the Corporation shall not without the affirmative vote or written consent of the holders of a majority in interest of the then outstanding shares of the Convertible Preferred Stock (adjusted appropriately for stock splits, stock dividends and the like):

                  (i) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of stock other than redemption of the Redeemable Preferred Stock in accordance with the terms thereof or pursuant to Section D.2 or Section D.3 hereof; PROVIDED, HOWEVER, that this restriction shall not apply to the repurchase or redemption of shares of Common Stock issued pursuant to stock repurchase or similar agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment and involuntary transfers by operation of law, provided that (unless the purchase is approved by unanimous vote of the Board of Directors of the Corporation) the repurchase price paid by the Corporation does not exceed the purchase price paid to the Corporation for such shares;

                  (ii) Authorize or issue, or obligate itself to issue, any other equity security senior to the Convertible Preferred Stock as to liquidation preferences, redemptions, or dividend rights or with any special voting rights (other than the Redeemable Preferred Stock);

                  (iii) Increase or decrease (other than by conversion as permitted hereby) the total number of authorized shares of Convertible Preferred Stock or Redeemable Preferred Stock;

                  (iv) Pay any dividends on any of its capital stock or otherwise make any payments to any holders of its Common Stock, except as otherwise expressly permitted in the Debenture Purchase Agreement;

                  (v) Authorize any merger or consolidation of the Corporation with or into any other corporation or entity (except into or with a wholly-owned subsidiary of the Corporation or in connection with an acquisition which is permitted under the terms of the Debenture Purchase Agreement), authorize the liquidation, dissolution or winding up of the Corporation or authorize the sale of substantially all of the assets of the Corporation;

                  (vi) Amend the Amended and Restated Articles of Incorporation or By-Laws of the Corporation or take any other action or enter into any other agreements which could prohibit or conflict with the Corporation's obligations hereunder with respect to the holders of the Convertible Preferred Stock; or

                  (vii) Increase the number of authorized directors on the Corporation's Board of Directors to in excess of seven.

                  7. NO REISSUANCE OF CONVERTIBLE PREFERRED STOCK. No share or shares of the Convertible Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Convertible Preferred Stock accordingly.

                  8. NOTICES OF RECORD DATE. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to the representative of the holders of Convertible Preferred Stock as set forth in Section 14.6 of the Debenture Purchase Agreement at least twenty (20) days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

         E. REDEEMABLE PREFERRED STOCK. Twelve Thousand (12,000) of the Corporation's authorized Preferred Stock are hereby designated as "Redeemable Preferred Stock" (hereinafter referred to as "Redeemable Preferred Stock"), all of which shares shall rank equally and be identical in all respects. The relative rights, preferences, restrictions and other matters relating to the Redeemable Preferred Stock are as follows:

                  1. DIVIDENDS The holders of Redeemable Preferred Stock shall not be entitled to receive any cash dividends.

                  2. PREFERENCE ON LIQUIDATION.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Redeemable Preferred Stock shall be entitled to receive in cash and prior and in preference to any distribution of any assets, capital, surplus or earnings of the Corporation to the holders of any other capital stock of the Corporation (including the Convertible Preferred Stock and the Common Stock), the amount of $1,000.00 per share for each share of Redeemable Preferred Stock then held by them (adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to the Redeemable Preferred Stock) (the "Liquidation Preference Amount"). If the assets and funds thus distributed among the holders of the Redeemable Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Redeemable Preferred Stock.

                  (b) The following shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section E.2 (with each such event being referred to herein as a "Corporate Disposition"):
         (i) a consolidation or merger of this Corporation with or into any other corporation or corporations (other than a wholly-owned subsidiary or in connection with an acquisition permitted under the Debenture Purchase Agreement); (ii) the sale, transfer or other disposition of all or substantially all of the assets of this Corporation; or (iii) the effectuation by the Corporation or its shareholders of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of (other than as permitted under the Debenture Purchase Agreement).

                  3. REDEMPTION.

                  (a) MANDATORY REDEMPTION. All, but not less than all, of the outstanding shares of Redeemable Preferred Stock may be voluntarily redeemed at any time by the Corporation and shall be subject to mandatory redemption immediately upon the closing date (a "Redemption Date") of an initial public offering or immediately after any conversion of the Debentures issued pursuant to the Debenture Purchase Agreement in response to a voluntary prepayment of the Debentures by the Company for a cash price per share equal to the Liquidation Preference amount (the "Redemption Price").

                  (b) OPTIONAL REDEMPTION. At the election of the holders of a majority of the then outstanding Redeemable Preferred Stock, the Corporation shall redeem one-half of all shares of Redeemable Preferred Stock then outstanding on December 1, 1999, and the Corporation shall redeem all of the remaining shares of Redeemable Preferred Stock outstanding on December 1, 2000. On or prior to November 1, 1999, the Corporation shall give written notice by mail, postage prepaid, to the holders of the then outstanding Redeemable Preferred Stock at the address of each such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of notice. Such notice shall set forth the date specified for redemption and the Redemption Price (as defined above) and shall further state that (i) any holder of Redeemable Preferred Stock who intends to request redemption of its Redeemable Preferred Stock pursuant to this Section 3(b) must give written notice to the Corporation of its request for redemption on or before November 15, 1999, and (ii) no redemption will occur unless the Corporation receives requests for redemption from the holders of a majority of the shares of Redeemable Preferred Stock then outstanding. If the Corporation receives requests for redemption on or prior to November 15, 1999 from the holders of a majority of the Redeemable Preferred Stock then outstanding, it shall give written notice by mail postage prepaid, to the holders of the Redeemable Preferred Stock that one-half of all shares of Redeemable Preferred Stock then outstanding will be redeemed on December 1, 1999 and the remaining shares of Redeemable Preferred Stock outstanding will be redeemed on December 1, 2000 (each a "Redemption Date") for a per share cash price equal to the Redemption Price. The notice shall further call upon such holders to surrender to the Corporation on or before the applicable Redemption Date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the applicable Redemption Date, each holder of shares of Redeemable Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation.

                  (c) TERMINATION OF RIGHTS. From and after any applicable Redemption Date, unless there shall have been a default in payment or tender by the Corporation of the Redemption Price, all rights of the holders with respect to such redeemed shares of Redeemable Preferred Stock (except the right to receive the Redemption Price upon surrender of their certificate) shall cease and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever.

                  (d) INSUFFICIENT FUNDS. If the funds of the corporation legally available for redemption of shares of Redeemable Preferred Stock on the applicable Redemption Date are insufficient to redeem the total number of shares of Redeemable Preferred Stock on such Redemption Date, the Corporation shall use those funds which are legally available to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Redeemable Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on the applicable Redemption Date but which it has not redeemed at the Redemption Price together with any accrued interest thereon as provided below. If any shares of Redeemable Preferred Stock are not redeemed for the foregoing reason or because the Corporation otherwise failed to pay or tender to pay the aggregate Redemption Price on all outstanding shares of Redeemable Preferred Stock all shares which have not been redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation shall pay interest on the unpaid portion of the Redemption Price for the unredeemed portion at an aggregate per annum. rate equal to twenty percent (20%) or the maximum rate permitted by applicable law, whichever is less.


                  4. VOTING. Except as required by law, the shares of the Redeemable Preferred Stock shall not have any voting rights or powers.

                  5. NO REISSUANCE OF REDEEMABLE PREFERRED STOCK. No share or shares of the Redeemable Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Redeemable Preferred Stock accordingly.

         3. Except as hereby, amended, the Articles of Incorporation of the Corporation shall remain the same.

         4. Pursuant to Section 607.0602 of the Act, this Amendment to the Articles of Incorporation was duly adopted on December 19, 1994 pursuant to the written consent of the Board of Directors of the Corporation. Shareholder action was not required.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of this 19th day of December, 1994.

                                  SMITH-GARDNER & ASSOCIATES, INC.



                                  By: /s/ Wilburn W. Smith
                                      ----------------------------------------
                                      Wilburn W. Smith, President & Director

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                        SMITH-GARDNER & ASSOCIATES, INC.


         Pursuant to the prow of Section 607.1003 of the Florida Business Corporation Act (the "Act"), the undersigned corporation has adopted the following Articles of Amendment to its Articles of Incorporation:

         1. The name of the corporation is SMITH-GARDNER & ASSOCIATES, INC. (the "Corporation").

         2. Article III of the Corporation's Articles of Incorporation is hereby amended by the deleting the text of Section D.5(g)(II) in its entirety and substituting in its place the following:

         "        (II) SALE OF COMMON STOCK. In the event the Corporation shall at any time, or from time to time, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation's treasury but excluding up to 800,000 shares of Common Stock issued to officers, directors, employees, consultants or agents of the Corporation or upon the exercise of options or other rights issued to such officers, directors, employees, consultants or agents (the "Excluded Shares")), for a consideration per share less than the Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares, then, and thereafter successively upon each such issuance, sale or exchange, the Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares shall forthwith be reduced to an amount determined by multiplying such Conversion Price by a fraction:

                           (A) the numerator of which shall be (i) the number of
                  shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or convertible securities (including the Convertible Debentures)), plus (ii) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common stock so issued would purchase at the Conversion Price (prior to adjustment), and

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                        SMITH-GARDNER & ASSOCIATES, INC.



                  Pursuant to the provisions of Section 607.1003 of the Florida Business Corporation Act and applicable By-Laws, the undersigned corporation has adopted the following Amendment to its Articles of Incorporation:

                  1. Article III of the Corporation's Articles (Amended) of Incorporation is hereby amended by adding the following in Section D.5(g)(II) and elsewhere as applicable:

                  The corporation is authorized to have outstanding as stock options issued to, or in favor of officers, directors, employees, consultants or agents of the Corporation or upon the exercise of options or other rights issued to such officers, directors, employees, consultants or agents a total of 850,000 shares (the "Excluded Shares").

                  2. Except as hereby amended, the Articles (Amended) of Incorporation of the Corporation shall remain the same, including provisions contained in Article III as to conversion price per share of common stock

                  3. Pursuant to Section 607.1003(6), this Amendment to the Articles of Incorporation was approved by the shareholders of the Corporation by written consent effective April 1, 1998. The number of votes case for the amendment was sufficient for approval.

                  IN WITNESS WHEREOF, the undersigned has executed these Amended Articles of Amendment as of the 1st day of April, 1998.

                                        SMITH-GARDNER & ASSOCIATES, INC.



                                        By: /s/ Gary G. Hegna
                                            ------------------------------
                                            Gary G. Hegna, President

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                        SMITH-GARDNER & ASSOCIATES, INC.

         Pursuant to the provisions of Section 607.1003 of the Florida Business Corporation Act (the "Act"), the undersigned corporation has adopted the following Articles of Amendment to its Articles of Incorporation:

         1. Article III of the Corporation's Articles of Incorporation is hereby amended as follows:

                  (i) by deleting the first paragraph of the text in its entirety and submitting in its place the following:

                  "The aggregate number of shares of all classes of capital stock that this Corporation shall have authority to issue is sixty million (60,000,000), consisting of (i) fifty million (50,000,000) shares of common stock, par value $0.01 per share (the "COMMON STOCK") and (ii) ten million (10,000,000) shares of preferred stock, par value $0.01 per share (the "PREFERRED STOCK")."

         and (ii) by deleting the text of Section D.5(g)(II) in its entirety and substituting in its place the following:

                           "(II) SALE OF COMMON STOCK. In the event the
                  Corporation shall at any time, or from time to time, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation's treasury but excluding up to 2,350,000 shares of Common Stock issued to officers, directors, employees, consultants or agents of the Corporation upon the exercise of options or other rights issued to such officers, directors, employees, consultants or agents (the "Excluded Shares")), for a consideration per share less than the Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares, then, and thereafter successively upon each such issuance, sale or exchange, the Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares shall forthwith be reduced to an amount determined by multiplying such Conversion Price by a fraction:

                                 (A) the numerator of which shall be (i) the
                  number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversation or exercise of any outstanding Preferred Stock, options, warrants, rights or convertible securities (including the Convertible Debentures)), plus (ii) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Conversion Price (prior to adjustment), and

                                 (B) the denominator of which shall be (i) the
                  number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversation or exercise of any outstanding Preferred Stock, options, warrants, rights or convertible securities (including the Convertible Debentures)), plus (ii) the number of such additional shares of Common Stock so issued."

         2. Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.

         3. Pursuant to SECTION 607.1003(6), this Amendment to the Articles of Incorporation was approved by the directors and shareholders of the Corporation by unanimous written consent effective September 7, 1998. The number of votes cast for the amendment was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of this 10th day of September, 1998.


                                          SMITH-GARDNER & ASSOCIATES, INC.



                                          By: /s/ Martin K. Weinbaum
                                              ----------------------------------
                                              Martin K. Weinbaum,
                                              Vice President - Finance